ROBERT L. B. DIENER

Attorney at Law

56 Laenani Street

Haiku, HI 96708

 (310) 396-1691  Fax: (310) 362-8887

rob@rdienerlaw.com

August 30, 2012

Alliance Media Group Holdings, Inc.

400 N Congress Avenue

Suite 130

West Palm Beach, FL 33401

     Re: Securities Being Registered under Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Alliance Media Group Holdings, Inc., a Nevada corporation (the “Company”) in connection with the Company’s filing of a Registration Statement on Form S-1 (the “Registration Statement ”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the resale by the selling shareholders named therein (the “Selling Shareholders”) of an aggregate of 5,910,000 shares of common stock, par value $0.001 per share (the “Common Stock”).

In connection with rendering this opinion, we have reviewed the following: (i) the Company's articles of incorporation, as amended to date; (ii) the Company’s bylaws in effect on the date hereof and (iii) certain resolutions of the Company’s Board of Directors pertaining to the issuance by the Company of the Common Stock.

We have reviewed such additional documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

The opinion expressed below is limited to the Nevada Revised Statutes, as amended (which includes reported judicial decisions interpreting the Nevada Revised Statutes).

Based upon the following and upon the representations and information provided by the Company, we hereby advise you that in our opinion the Common Stock has been duty authorized and is validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” included in the Registration Statement and the related Prospectus.

 Sincerely,

LAW OFFICES OF ROBERT DIENER

/s/ Robert L. B. Diener

By:________________________________

Robert L. B. Diener